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                                                                    Exhibit 99.1
                             SYNBIOTICS CORPORATION                 ------------
                             1998 STOCK OPTION PLAN
                             ----------------------

                                  ARTICLE ONE
                               GENERAL PROVISIONS
                               ------------------


     I.   PURPOSE OF THE PLAN

          This 1998 Stock Option Plan (the "Plan") is intended to promote the interests of Synbiotics Corporation, a California corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms not otherwise defined shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN

          Under this Plan eligible persons may, at the discretion of the Plan Administrator, be granted non-qualified options to purchase shares of Common Stock of the Corporation.

     III. ADMINISTRATION OF THE PLAN

          A.   Plan Administrator.  This Plan shall be administered by the Board
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or may, at the Board's discretion, be administered by a committee as set forth in Section III.B below (the "Plan Administrator").

          B.   Committees.  Administration of the Plan with respect to persons
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eligible to participate in this program may, at the Board's discretion, be vested in the Board or a committee of two (2) or more Board members appointed by the Board to administer the Plan with respect to eligible persons (the "Committee").

          C.   Members of the Committee.  If a Committee is appointed, members
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of such Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of such Committee and assume all powers and authority previously delegated to such Committee.

          D.   Service as Committee Members.  Service on an appointed Committee
               ----------------------------
shall constitute service as a Board member, and members of such Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such Committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          E.   Authority.  The Plan Administrator shall, within the scope of its
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administrative functions under the Plan, have full power and authority (subject to the express provisions of the Plan) to (i) establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, such program and any outstanding option grants as it may deem necessary or advisable and (ii) determine, with respect to the option grants under the Plan, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the

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option is to remain outstanding.  The Plan Administrator shall have the absolute discretion to grant options in accordance with the Plan. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest under the Plan or any outstanding option thereunder.

     IV.  OPTION GRANTS

          Subject to Section V.B below, the persons eligible to receive non-qualified option grants pursuant to the Plan ("Optionee") are as follows:

               (i) employees of the Corporation (or its Parent or Subsidiary corporations), other than directors or officers of the Corporation, who render services which contribute to the management, growth and financial success of the Corporation (or its Parent or Subsidiary); and

               (ii) those consultants or other independent contractors who provide valuable services to the Corporation (or its Parent or Subsidiary).

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued Common Stock of the Corporation ("Common Stock"). The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 152,565 shares.

          B. No one person participating in the Plan may receive options for more than 150,000 shares of Common Stock in the aggregate over the term of the Plan.

          C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Section III of Article Two. All shares issued under the Plan, whether or not those shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent grant under the Plan. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option under the Plan, then the number of shares of Common Stock available for grant under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option.

          D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options over the term of the Plan and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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                                  ARTICLE TWO
                              OPTION GRANT PROGRAM
                              --------------------

     I.   OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

          A.   Exercise Price.
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               1.   The exercise price per share shall be fixed by the Plan
Administrator.

               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section II of Article Three and the documents evidencing the option (including any limiting provisions in such documents as to form of payments), be payable in one or more of the forms specified below:

                    (i)    cash or check made payable to the Corporation,

                    (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

                    (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to
     (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm to complete the sale transaction.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

          B.   Exercise and Term of Options.  Each option shall be exercisable
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at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

          C.   Effect of Termination of Service.
               --------------------------------

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                    (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason (including without limitation, termination without cause, death or permanent and total disability) shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

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                    (ii)  Any option exercisable in whole or in part by the
     Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                    (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Service.

                    (iv) In the event of a Corporate Transaction, the provisions of Section II of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

               2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                    (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                    (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

          D.   Shareholder Rights.  The holder of an option shall have no
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shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E.   Repurchase Rights.  The Plan Administrator shall have the
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discretion to grant options which are exercisable for unvested shares of Common
Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F.   Limited Transferability of Options.  Unless the Plan
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Administrator otherwise expressly approves in writing, the option shall be exercisable only by the Optionee during the lifetime of the Optionee, and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. The terms applicable to any assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

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     II.  CORPORATE TRANSACTION

          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or Parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or Parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or Parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or Parent thereof). To the extent that the documents evidencing the option so states, the successor corporation may also be required to issue an equivalent option.

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan on both an aggregate and per Optionee basis following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

          E. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program and to grant in substitution new options covering the same or a different number of shares of Common Stock but with a different exercise price per share.

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                                 ARTICLE THREE
                                 MISCELLANEOUS
                                 -------------

     I.   ACCELERATION

          The Plan Administrator shall have the discretion, exercisable either at the time an option is granted under the Discretionary Stock Option Program or at any time while the option remains outstanding, to provide for the acceleration of one or more outstanding options and the termination of repurchase rights on one or more outstanding shares upon the occurrence of such events as the Plan Administrator may determine, including upon termination without cause and upon a Corporate Transaction regardless of whether or not such options are to be assumed or replaced or the repurchase rights are to be assigned in the Corporate Transaction.

     II.  FINANCING

          The Plan Administrator may permit any Optionee to pay the option exercise price under the Discretionary Option Grant Program by delivering a
promissory note payable in one or more installments.   The terms of any such
promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the aggregate option exercise price plus (ii) any federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise.

          The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

     III. TAX WITHHOLDING

          The Corporation's obligation to deliver shares of Common Stock upon the exercise of options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

          The Plan Administrator may, in its discretion, provide any or all Optionees with the right to use shares of Common Stock in satisfaction of all or part of the federal, state and local income or employment taxes incurred by such holders in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:

               (i)  Stock Withholding:  The election to have the Corporation
                    -----------------
     withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Option, a portion of those shares with an aggregate Fair Market Value equal to the percentage of such taxes (not to exceed one hundred percent (100%)) designated by the holder.

               (ii) Stock Delivery:  The election to deliver to the Corporation,
                    --------------
     at the time the Option is exercised, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the taxes) with an aggregate Fair Market Value equal to the percentage of such taxes (not to exceed one hundred percent (100%)) designated by the holder.

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     IV.  EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan shall become effective on the date the Plan is adopted by the Board, and options may be granted under the Discretionary Option Grant Program from and after the effective date.

          B.   The Plan shall terminate upon the earliest of (i) April 27, 2005,
(ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such options.

     V.   AMENDMENT OF THE PLAN

          The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee consents to such amendment or modification.

     VI.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VII. REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option under the Plan and the issuance of any shares of Common Stock upon the exercise of any option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VIII.  NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

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                                    APPENDIX


     The following definitions shall be in effect under the Plan:

     BOARD shall mean the Corporation's Board of Directors.
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     CORPORATE TRANSACTION shall mean either of the following transactions to
     ---------------------
which the Corporation is a party:

                    (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

                    (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation,

                    (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger, or

                    (iv) a transfer of more than fifty percent (50%) of the issued and outstanding Capital Stock of the Corporation to a third party (other than the Corporation), if so stated in the documents evidencing the option.

     CORPORATION shall mean Synbiotics Corporation, a California corporation.
     -----------

     FAIR MARKET VALUE per share of Common Stock on any relevant date shall be
     -----------------
determined in accordance with the following provisions:

                    (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                    (ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                    (iii) If the Common Stock is at the time not traded on the Nasdaq National Market or listed on any stock exchange, then the Fair Market Value shall be determined according to whatever method is from time to time approved in good faith by the Board.

     PARENT shall mean any corporation (other than the Corporation) in an
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unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns,

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at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     SERVICE shall mean the provision of services to the Corporation (or any
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Parent or Subsidiary) by a person in the capacity of an employee, a consultant or an independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

     SUBSIDIARY shall mean any corporation (other than the Corporation) in an
     ----------
unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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